UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 03, 2023

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 7, 2023, Corbus Pharmaceuticals Holdings, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") to report Craig Millian's resignation as Chief Operating Officer. The Company is filing this amendment to the Original Form 8-K to disclose the terms of the Separation and General Release Agreement, by and between Mr. Millian and the Company. No other modifications have been made to the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2023, Mr. Millian and the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) related to Mr. Millian’s resignation as Chief Operating Officer from the Company.

Pursuant to the terms of the Separation Agreement, Mr. Millian and the Company agreed, among other things, that Mr. Millian’s last day of employment with the Company was April 14, 2023 (the “Separation Date”) and that: (i) the Company will pay Mr. Millian an aggregate amount of $445,630 for the twelve month period following the effective date of the Separation Agreement; (ii) provided that Mr. Millian completes and timely files all necessary COBRA election documentation, the Company will reimburse Mr. Millian for his COBRA premiums for twelve months after the effective date of the Separation Agreement; (iii) if a Change in Control (as defined in the Second Amended and Restated Employment Agreement by and between the Company and Mr. Millian, dated April 11, 2022 (the “Employment Agreement”)) occurs within three months of the Separation Date, (a) the Company will pay Mr. Millian his Base Salary (as defined in the Employment Agreement) for the eighteen month period after the effective date of the Separation Agreement and (b) provided that Mr. Millian completes and timely files all necessary COBRA election documentation, the Company will reimburse Mr. Millian for his COBRA premiums for eighteen months after the effective date of the Separation Agreement, (iv) the Company will grant Mr. Millian an extension of the period of time that Mr. Millian may exercise any vested stock options as of the Separation Date for eighteen months from the Separation Date. The Separation Agreement further provides for general release, cooperation and non-disclosure provisions in favor of the Company. All benefits described above are subject to required tax withholding.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	10.1	Separation and General Release Agreement between the Company and Craig Millian, dated April 24, 2023.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	April 24, 2023	By:	/s/ Yuval Cohen
Name: Yuval Cohen, Ph.D. Title: Chief Executive Officer